UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 27, 2012

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2012, Glen Blackmon, Executive Vice President and Chief Information Officer of Central Pacific Financial Corp. and Central Pacific Bank (the “Bank”) submitted his resignation effective as of September 4, 2012.  Through Trinity M & A Group, LLC, Mr. Blackmon has agreed to provide information technology consulting services to the Bank until February 28, 2013.

Mr. Blackmon’s consulting agreement provides that unless earlier terminated, he will be entitled to receive $21,667 per month, plus Hawaii general excise tax, in exchange for his IT consulting services, including, without limitation, services provided in connection with the Bank’s data warehouse and finance suite implementation.  In addition, Mr. Blackmon will be eligible for a success-based payment for services provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: August 31, 2012	By:	/s/ John C. Dean
John C. Dean President and Chief Executive Officer